AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2001
                                                      REGISTRATION NO. _________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------
                       NORAM GAMING & ENTERTAINMENT, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       NEVADA                           87-0485316
        ------------------------------------       --------------------------
           (State or other jurisdiction of             (IRS Employer
           incorporation or organization)          Identification Number

                              2315 NW 107TH AVENUE
                               UNIT 1M22 MAIL #83
                                 MIAMI, FL 33172
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

                          BUSINESS CONSULTING AGREEMENT
                    ----------------------------------------
                            (Full title of the Plan)

                             -----------------------

                                  JULIUS CSURGO
                             CHIEF EXECUTIVE OFFICER
                              2315 NW 107TH AVENUE
                               UNIT 1M22 MAIL #83
                                 MIAMI, FL 33172
               --------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 402-2085
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================= ===================== ====================== ===================== =====================
                                                      Proposed maximum           Proposed
    Title of securities           Amount to be         offering price       maximum aggregate         Amount of
      to be registered             registered           per share (1)       offering price (1)     registration fee
 ............................. ..................... ...................... ..................... .....................
Common stock,                      6,000,000
   $.001 par value                   shares                 $0.05                $300,000               $79.20
============================= ===================== ====================== ===================== =====================

(1) The registration fee was computed in accordance with Rule 457(h).

REOFFER/RESALE PROSPECTUS

                       NORAM GAMING & ENTERTAINMENT, INC.

                 6,000,000 SHARES COMMON STOCK ($.001 PAR VALUE)


         This prospectus is being used in connection with the reoffer or resale from time to time of up to 6,000,000 shares of our common stock by William Parente, David Oliver, Paul Zuromski, David Zirulnikoff and Julios Kosta, who are Shareholders of Noram Gaming & Entertainment, Inc. (named under the caption and hereafter referred to as "Selling Shareholders"). The Selling Shareholders acquired the common stock under the terms of consulting agreements between each Shareholder and Noram Gaming & Entertainment, Inc.

         The Selling Shareholders may sell the common stock from time to time in one or more transactions (which may involve one or more block transactions) in sales occurring in the public market, in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale, at negotiated prices or at fixed prices, which may be changed. Some or all of the shares of common stock may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of the shares for whom they may act as broker or agent (which discounts, fees or commissions may be in excess of those customary in the type of transaction involved). However, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

         All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other selling expenses incurred by the Selling Shareholders will be borne by him. The shares of common stock are being sold by the Selling Shareholders acting as principal for his own account. We will not be entitled to any of the proceeds from such sales.

         The Selling Shareholders and any dealer acting in connection with the offering of any of the common stock or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. In such event, any profit on the sale of any or all of the shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "NORE." On March 16, 2001, the closing price of the common stock as reported on the OTC Electronic Bulletin Board was $0.05 per share.

                              --------------------

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is March 16, 2001

                                TABLE OF CONTENTS

                                                                            Page

Available Information..................................................3
Incorporation of Certain Documents by Reference........................4
The Company............................................................5
Risk Factors...........................................................5
Use of Proceeds........................................................8
Selling Shareholders...................................................8
Plan of Distribution...................................................8
Legal Matters..........................................................9
Liability of Directors and Officers, Indemnification...................9
Special Note Regarding Forward-Looking Statements.....................10


                              --------------------


         Our principal executive offices are located at 2315 NW 107TH Ave., Unit 1M22, Mail #83, Miami, Florida 33172, and our telephone number is (305) 402-2085. The information in our Web site is not incorporated by reference into this prospectus. Any reference in this prospectus to "we" or "our" is a reference to Noram.

         The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of the prospectus.



                              AVAILABLE INFORMATION

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). This prospectus does not contain all of the information set forth in the registration statement to which it relates, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is hereby made to the copy of the document filed as an exhibit to the registration statement.

         The registration statement described above, its exhibits, and the reports, proxy statements, and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Commission's Public Reference Section at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed at the Commission's home page or the Internet at http:/www.sec.gov. The Commission maintains a web site, the address of which is http:/www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Noram, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

      (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December, 31, 1999.

         (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

         (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

         All documents filed by the Registrant  with the Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


         Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this prospectus.

         Noram will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, Noram Gaming & Entertainment, Inc., 2315 NW 107TH Ave., Unit 1M22, Mail #83, Miami, Florida 33172, telephone number is (305) 402-2085

                                   THE COMPANY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE.


NorAm Gaming is a multi-faceted gaming company concentrating on the Latin American marketplace. The Company specializes in "Slotsino" enterprises. "Slotsino" is a wagering boutique comprised of 100 to 140 slot machines in a facility serving food and beverages in an upscale environment tailored specifically to the growing Central and South American marketplace.



                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this prospectus or incorporated herein by reference. Investing in Noram's common stock involves a high degree of risk. Any of the following risks could materially harm Noram's business, operating results and financial condition and could result in a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history which may not be a reliable basis for evaluating our prospects.

         We are a development stage company with a limited operating history upon which you can evaluate us and our potential. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets like ours. Our failure to successfully address these risks and uncertainties could have a material adverse effect on our financial condition. Some of these risks and uncertainties relate to our ability to:

o        establish and maintain relationships with sponsors and advertisers;
o        respond effectively to competitive and technological developments; and
o further develop our infrastructure, including additional hardware and software, customer support, personnel and facilities, to support our business.

We expect future losses because we anticipate that our operating expenses will increase rapidly.

         To date, we have generated limited revenues from operations, but have had net losses. We expect to have increasing net losses and negative cash flows for the foreseeable future. We intend to expend significant financial resources to acquire additional content and to develop and expand our operations. As a result, we expect that our operating expenses will increase significantly for the foreseeable future. Consequently, we may be unable to be profitable, and if we are, we may not increase profitability in the future.

Our revenues may not be able to keep pace with our expenses in the future.

         To attract and retain a larger audience for our online content, we may need to significantly increase our expenditures for marketing our brand and for content, technology and infrastructure development. Many of these expenditures will be planned or committed in advance in anticipation of future revenues. If our revenues are lower than expected, we may not be able to reduce spending accordingly. We believe brand awareness will be critical to increasing our audience. If we do not increase our revenues as a result of our branding and other marketing efforts or if we otherwise fail to promote our brand successfully, our business, financial condition, and results of operations could be materially and adversely affected.

We will require additional capital which may not be available to us.

         Our expansion and development plans will continue to consume substantial amounts of capital. Our capital and operating expenditures will increase significantly in the future, especially if we make additional acquisitions or decide to focus on brand development and expand our online business. We must raise significant additional funds through debt or equity financing. We also anticipate that our funding needs will continue into the future. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing Shareholders may result. If funding is insufficient at any time, we may be unable to produce our programs, develop or enhance our libraries or services, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business. Our capital requirements will depend upon many factors, including, but not limited to:

o        the rate at which we expand our operations; and
o the extent to which we develop and brand our libraries, products, and services.

We are competing in new markets which may not develop or in which we may fail to gain market acceptance.

         The markets for our operations new and rapidly evolving. As a result, uncertainty as to the level of demand and market acceptance exposes us to a high degree of risk. We cannot assure you that consumers will accept our operations as a replacement for, or alternative to, traditional sources of entertainment. If our market fails to develop, develops more slowly than expected or becomes saturated with competitors, or our programs do not achieve or sustain market acceptance, our business will suffer.

Failure to effectively manage growth of our operations and infrastructure could disrupt our operations and prevent us from generating the revenues we expect.

         We anticipate a rapid expansion in our operations. To manage our growth, we must successfully implement, constantly improve and effectively utilize our operational and financial systems while aggressively expanding our workforce. We must also maintain and strengthen the breadth and depth of our strategic relationships while rapidly developing new relationships. Our existing or planned operational and financial systems may not be sufficient to support our growth, and our management may not be able to effectively identify, manage and exploit existing and emerging market opportunities. If our potential growth is not adequately managed, our business will suffer.

We expect competition to increase significantly in the future which could reduce our revenues, potential profits and overall market share.

         The market for gaming is competitive. Barriers to entry to this market are relatively low, and we expect competition to increase significantly in the future. We face competitive pressures from numerous actual and potential competitors, both online and offline, many of which have longer operating histories, greater brand name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do. We cannot assure you that gaming operations maintained by our existing and potential competitors will not be perceived by consumers as being superior to ours.

We may be unable to recruit and retain the personnel we need to succeed.

         We may be unable to retain our key employees and key sales affiliates or attract, assimilate or retain other highly qualified employees and sales affiliates in the future. Our future success depends on our ability to attract, retain and motivate highly skilled employees and sales affiliates. Particularly, if we do not succeed in attracting new personnel or retaining and motivating our current personnel, it may be difficult for us to manage our business and meet our objectives.

We are dependent on our key management personnel for our future success.

         Our future success depends to a significant extent on the efforts and ability of our management team, particularly Julius Csurgos, our Chief Executive Officer. The departure of any of our officers or key employees could harm our ability to implement our business plan.

Our officers and directors have significant influence over us.

         Our executive officers and directors, in the aggregate, beneficially own a significant percentage of our common stock. These Shareholders may be able to exercise control over all matters requiring approval by our Shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us, which could have a material adverse effect on our stock price.

We may be liable for infringing the intellectual property rights of others.

         We may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time consuming, resulting in costly litigation and diversion of technical and management personnel, cause delays in the development and release of new products or services, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could harm our business.

Our failure to protect our intellectual property could adversely affect our brand and our business.

         We will need to rely on a combination of trademark and copyright law and trademark protection. Despite our efforts, we cannot be sure that we will be able to prevent misappropriation of our intellectual property. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of our resources away from the operation of our business.

Effect of anti-takeover laws.

         Certain provisions of Nevada or Florida law may deter or frustrate a takeover attempt of the Company that a Shareholders might consider in its best interest. We are subject to the "affiliated transactions" and "control share acquisition" provisions of the Florida Business Corporation Act. These provisions require, subject to certain exceptions, that an "affiliated transaction" be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested Shareholders" or by a majority of disinterested directors. Voting rights must also be conferred on "control shares" acquired in specified control share acquisitions, generally only to the extent conferred by resolution approval by the Shareholders, excluding holders of shares defined as "interested shares."

RISKS RELATED TO THE INTERNET INDUSTRY

Our business will suffer if we fail to adapt to evolving standards and technologies.

         The standards and technologies that make up the gaming industry will evolve and change over time. We must adapt our services to maintain compatibility in the future to assure that we can continue to deliver high quality services in the gaming industry. Our inability to deliver high quality services would lead to a decline in the demand for our services.

Third party breaches of database security could disrupt our operations and increase our capital expenditures.

         A party who is able to circumvent our security measures could misappropriate proprietary database information or cause interruptions in our operations. As a result we may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches, which could harm our business.


                                 USE OF PROCEEDS

         This prospectus relates to shares of common stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the common stock but will pay all expenses related to the registration of the shares.


                              SELLING SHAREHOLDERS

         Each of the Selling Shareholders whose shares are covered by this prospectus provides consulting services to us. The following table shows the name of the Selling Shareholders and the position he has held with us during the past three years, the number of shares of our common stock that he beneficially owned as of March 16, 2001, the number of shares of common stock covered by this prospectus, and the number of shares of common stock the Selling Shareholders will hold if he sells all of the shares offered by this prospectus.


         Selling                Position with         Beneficial Ownership         Shares       Beneficial Ownership
      Shareholders               the Company            Before Offering           Offered          After Offering
      ------------               -----------            ---------------           -------          --------------
William Parente                  Consultant               1,200,000             1,200,000               -0-
David Oliver                     Consultant               1,200,000             1,200,000               -0-
Paul Zuromski                    Consultant               1,200,000             1,200,000               -0-
David Zirulnikoff                Consultant               1,200,000             1,200,000               -0-
Julios Kosta                     Consultant               1,200,000             1,200,000               -0-

                              PLAN OF DISTRIBUTION

         Since the Selling Shareholders may from time to time offer all or part of the shares, and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares to be offered for sale by the Selling Shareholders.

         The Selling Shareholders may sell or distribute some or all of the shares offered by this prospectus from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) in sales occurring in the public market, in privately negotiated transactions (including sales pursuant to pledges) or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. Some or all of the shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent. Such discounts, concessions or commissions as to a particular broker, dealer or agent might be in excess of those customary in the type of transaction involved. This prospectus also may be used, with our consent, by donees of the Selling Shareholders, or by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for a period of five business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Shareholders. All of the foregoing may affect the marketing of the common stock.

         The Selling Shareholders and any dealer acting in connection with the offering of any of the shares or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Noram by Jonathan D Leinwand, P.A. No members of Jonathan D. Leinwand, P.A., own any beneficial interest in Norman.



              LIABILITY OF DIRECTORS AND OFFICERS, INDEMNIFICATION

         Noram' articles of incorporation, as amended, provide that (a) to the fullest extent permitted by law, no director or officer of Noram shall be personally liable to Noram or its Shareholders for damages for breach of any duty owed to Noram or its Shareholders, and (b) Noram shall have the power, in its by-laws or in any resolution of its Shareholders or directors to undertake to indemnify the officers and directors of Noram against any contingency or peril as may be determined to be in the best interest of Noram, and in conjunction therewith, to procure, at Noram' expense, policies of insurance. The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director or officer, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director and officer will continue to be subject to liability for:

         (1) violations of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (2)      deriving an improper personal benefit from a transaction;

         (3) with respect to a director, voting for or assenting to an unlawful distribution; and

         (4) willful misconduct or a conscious disregard for the best interests of Noram in a proceeding by or in the right of Noram to procure a judgment in its favor or in a proceeding by or in the right of a Shareholders.

The statute does not affect a director's or officer's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Noram has entered into indemnification agreements with certain of its officers and/or directors containing provisions which may require Noram to, among other things, indemnify its officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, Noram has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Noram pursuant to the foregoing provisions, or otherwise, Noram has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, with respect to our business, financial condition and results of operations. When used in this prospectus, the words "may," "will," "intends," "plans," "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. The forward-looking statements included herein are subject to risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Noram undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

(1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December, 31, 1999.

         (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

         (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

         All documents filed by the Registrant  with the Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby will be passed upon for the Registrant by Jonathan D. Leinwand, P.A. None of Jonathan D. Leinwand, P.A.'s attorneys beneficially own any stock in Noram.

         The financial statements and schedules for the fiscal year ended December 31, 1999 that are incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Smith & Company, independent certified public accountants, to the extent and for the periods indicated in their report, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors, officers, employees and agents to the extent provided in such statute. Under the Florida Business Corporation Act, a director or officer is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director or officer breached or failed to perform his duties as a director or officer and (ii) the breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director or officer derived an improper personal benefit, either directly or indirectly, (3) with respect to a director, a circumstance under which an unlawful distribution is made, or (4) willful misconduct or a conscious disregard for the best interests of Noram in a proceeding by or in the right of Noram to procure a judgment in its favor or in a proceeding by or in the right of a Shareholders. A corporation may purchase and maintain insurance on behalf of any director of officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as a director or officer, whether or not the corporation would have the power to indemnify him against such liability under the Florida Business Corporation Act.

         The Registrant's  Articles of  Incorporation,  as amended provide that:
(a) to the fullest extent permitted by law, no director or officer of the Registrant shall be personally liable to the Registrant or its Shareholders for damages for breach of any duty owed to the Registrant or its Shareholders; and
(b) the Registrant shall have the power, in its by-laws or in any resolution of its Shareholders or directors to undertake to indemnify the officers and directors of Registrant against any contingency or peril as may be determined to be in the best interest of Registrant, and in conjunction therewith, to procure, at Registrant's expense, policies of insurance. In addition, the Registrant maintains directors' and officers' liability insurance under which Registrant's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

         Noram has entered into indemnification agreements with certain of its officers and/or directors containing provisions which may require Noram to, among other things, indemnify its officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, Noram has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The restricted shares of common stock that may be reoffered or resold under this registration statement were issued to the investor in reliance upon the exemption afforded under Section 4(2) of the Securities Act. The investor was provided information about the Registrant or had access to such information, and the investor was provided the opportunity to ask questions of Registrant's management concerning the information provided or made available. The investor confirmed his investment intent in writing, and the certificate representing the shares bears a legend accordingly.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page 17.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any additional or changed material information on the plan of distribution.

                  (2) For the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's periodic reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                   [REMAINDER OF PAGE LEFT BANK INTENTIONALLY]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 30, 2001.

                                        NORAM GAMING & ENTERTAINMENT, INC.

                                        By:/s/ Julius Csurgo

                                        Julius Csurgo
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Julius Csurgo his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to sign any additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                        TITLE                 DATE
                ---------                        -----                 ----
  /s/ Julius Csurgo            Chief Executive Officer           March 30, 2001
-------------------------------(principal executive officer)
              Julius Csurgo
 /s/ George Zilba              Director                          March 30, 2001
------------------------------------
               George Zilba
 /s/ John Corrigan              Director                         March 30, 2001
------------------------------------
              John Corrigan
                               Director                          March __, 2001
------------------------------------
               -----------
                               Director                          March __, 2001
------------------------------------
               ------------
                               Director                          March __, 2001
------------------------------------
              -------------

                                  EXHIBIT INDEX


                  EXHIBIT
                  NUMBER                            DESCRIPTION

                     1 Registrant's Articles of Incorporation (Incorporated by reference)

                     2             Registrant's   Amendment   to   Articles   of
                                   Incorporation (Incorporated by reference)

                     3             Registrant's Bylaws
                                   (Incorporated by reference)

                     4 Amendment to Registrant's Bylaws (Incorporated by reference)

                     5             Opinion of Jonathan D. Leinwand, P.A.

                     6             Consent of  Smith & Company

                     7             Consent  of  Jonathan   D.   Leinwand,   P.A.
                                   (contained in its opinion filed as Exhibit 5 hereto)

                     8             Power  of  Attorney   is   included   in  the
                                   Signatures section of this Registration
                                   Statement

                     9 Business Consulting Agreements by and between Registrant and William Parente (Exhibit 9.1), David Oliver (Exhibit 9.2), Paul Zuromski (Exhibit 9.3), David Zirlnikoff (Exhibit 9.4) and Julios Kosta (Exhibit 9.5)

                                                                       Exhibit 5


                OPINION AND CONSENT OF JONATHAN D. LEINWAND, P.A.


                                                      March 30, 2001

Julius Csurgo 2315 NW 107th Avenue Unit 1M22 Mail #83 Miami, FL 33172

Gentlemen:

         You have  requested  our opinion in  connection  with the  Registration
Statement on Form S-8 (the "Registration Statement") of Noram, a Florida corporation (the "Company"), relating to the registration of 6,000,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company, issued to a consultant, pursuant to a consulting agreement.

         We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

         Based on the foregoing, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Experts" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                               Sincerely,




                                               JONATHAN D. LEINWAND, P.A.

                                                                       Exhibit 6



                                      Smith
                                        &
                                     Company

           A Professional Corporation of Certified Public Accountants
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Noram Gaming and Entertainment, Inc. on Form S-8 of our report dated April 4, 2000 appearing in the Annual Report of Form 10-KSB of Noram Gaming and Entertainment, Inc. for the year ended December 31, 1999, and to the use of our report dated April 4, 2000, appearing as an exhibit which is part of this Registration Statement.

Smith & Company



By:      /S William R. Denney
   --------------------------------------------------------------------
         William R. Denney, Partner

March 29, 2001



          10 West 100 South, Suite 700o Salt Lake City, Utah 84101-1554
              Telephone: (801) 575-8297o Facsimile: (801) 575-8306
                        E-mail: smithco@smithandcocpa.com
          Members: American Institute of Certified Public Accountantso
                Utah Association of Certified Public Accountants

                                                                     Exhibit 9.1


                              CONSULTING AGREEMENT

         THIS CONSULTING  AGREEMENT (the  "Agreement") is made this 1st   day of
March, 2001, by and between NORAM GAMING & ENTERTAINMENT, INC. ("Company"), a Florida corporation, and WILLIAM M. PARENTE, ESQ.("Consultant").

         WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company and the Consultant desires to be retained by the Company; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions upon which the Consultant shall be retained by, and provide services to, the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the parties agree as follows:

         I. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  A. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  B.       "Person"  shall  mean  an  individual,   partnership,
                           corporation,   limited   liability   partnership   or
                           company, trust, joint venture or other entity.

         II.      Consulting Services.

                  A. During the term of this Agreement, the Consultant shall, from time to time, provide consulting services at the direction of the Company, including, but not limited to, those services set forth on Exhibit A.

                  B. Upon the Company's reasonable request, the Consultant shall provide the Company with a monthly general report of the Consultant's activities conducted on behalf of the Company.

                  C. The Consultant shall promote the Company's interests in accordance with the highest professional standards and perform services in compliance with all applicable federal, state and local laws.

                  D.       The   Consultant   may   enlist   the   services   of
                           subcontractors to assist the Consultant with various consulting services.

                  E. The Consultant is not, and shall not be deemed in any way, to be Company's agent, and Company shall not be bound by or liable for any representations made by the Consultant. The Consultant specifically acknowledges that he shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

                  F. The Consultant may engage in other outside business activities that do not prevent the Consultant from rendering the services required of him hereunder.

         III.     Fees.

                  A. Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Consultant, and the Consultant shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement, One Million Two Hundred Thousand (1,200,000) shares of the common stock of the Company which shall be registered under a Form S-8 Registration Statement under the Securities Act of 1933, which shall be payable in advance upon the execution of this Agreement.

                  B. The death, disability or termination of the Consultant by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of the Compensation paid to the Consultant under this Agreement.



         IV.      Term and Termination.

                  Term - The term of this Agreement shall commence as of March 1, 2001 and shall continue for twelve months thereafter.

         V.       Independent Contractor.

                  A. The Consultant is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and the Consultant further specifically disclaims any and all rights to any equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby.

                  B. The Consultant's Acknowledgments - The Consultant specifically acknowledges and agrees that he shall

                           (i) have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

                           (ii)     shall have no  authority to bind the Company
                                    or  its   Affiliates   to   any   obligation
                                    (contractual or otherwise);

                           (iii) shall have no authority to spend money on behalf of the Company without the Company's consent; and

                           (iv)     shall   have  no   right   to   adjust   the
                                    compensation or benefits of any employee of the Company.

         VI.      Indemnification.

         The Consultant shall indemnify, defend and hold harmless the Company from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Company resulting from or arising in connection with any intentional or willful misconduct by the Consultant arising out of or related to the Consultant's activities under this Agreement. This section shall survive termination of this Agreement regardless of the reason for such termination.

         The Company shall indemnify, defend and hold harmless the Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by Company to the Consultant for use in performing the Consultant's duties hereunder. This section shall survive termination of this Agreement regardless of the reason for such termination.

         VII.     Confidentiality.

                  A. During the term of this Agreement, the Company may disclose or make known to the Consultant, and the Consultant may be given access to or may become acquainted with, certain information, trade secrets or both, all relating to or useful in the Company's business or the business of its Affiliates, and which the Company considers proprietary and desires to maintain confidential. The Consultant may be required to assemble certain data in various forms at the direction of the Company. All such information, trade secrets, data and the like, in any and all forms, whether previously existing or prepared by the Consultant, are hereinafter collectively referred to as "Information."

                  B. As a material inducement to the Company entering this Agreement, the Consultant covenants and agrees that during the term of this Agreement and for a period of two years thereafter, the Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of his retention by the Company, the parties agreeing that such information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement; provided, however, that the foregoing shall not preclude the Consultant from (i) the disclosure of Information obtained from the Company to the Consultant's accountants, legal advisors or other similar representatives provided that any Information provided to such representatives shall be accorded confidential treatment, except as otherwise provided for herein, (ii) subject to the restrictions contained in the Asset Purchase Agreement and the
                           Non-Compete Agreement, the use or disclosure of Information known to the Consultant prior to the date hereof, (iii) the use or disclosure of Information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (iv) the use or disclosure of Information that becomes available to the Consultant or his agents on a non-confidential basis provided that such source is not known by the Consultant to have a legal obligation prohibiting the disclosure of Information,
                           (v) the disclosure of Information necessary for the Consultant to enforce the terms and provisions of this Agreement or (vi) the disclosure of Information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, the Consultant will give the Company prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith. All equipment, documents, memoranda, reports, records, files, material, samples, books, disks, correspondence, lists, other written and graphic records, and the like collectively, the "Materials"), affecting or relating to the business of the Company or of its Affiliates, which the Consultant shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any Person except as directed by the Board of the Company in writing or except as necessary or desirable for the Company's benefit as directed by the Company. Upon termination of this Agreement for any reason, the Materials, Information and all copies thereof in the custody or control of the Consultant shall be delivered promptly to the Company.

                  C. The Consultant acknowledges and agrees that the Consultant shall be prohibited from making any use of the Information, Materials or other information, documents or equipment relating to the business of the Company or its Affiliates for any reason other than to promote the economic interests of the Company and its Affiliates and that the Consultant may not use the same for its own or any other Person's pecuniary or economic benefit.

                  D. The covenants of the Consultant set forth in this Section are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Consultant, and have also been made by the Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees and costs upon trial and appeal) suffered by the Company arising out of any breach of such covenants by the Consultant. The covenants of the Consultant set forth in the Section are cumulative to each other and to all other covenants of the Consultant in favor of the Company contained in this Agreement and shall survive the termination of this Agreement. Should any covenant, term or condition of this Section become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section so that it shall be enforceable as modified.

         VIII.    Miscellaneous

                  A. Entire Agreement - This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

                  B. Assignment - The Company shall have the right to assign all of its rights and obligations under this Agreement to any entity which is an Affiliate of the Company and, upon such assignment, this Agreement shall be binding upon and inure to the benefit of such assign. The Consultant shall have no right to assign or delegate any rights or obligations under this Agreement. Notwithstanding a valid assignment by the Company pursuant to this Section VIII.B., such assignment will not constitute a release of the Company.

                  C. Binding Effect - All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, personal
                           representatives,       estates,      other      legal
                           representatives, heirs and permitted assigns, whether so expressed or not.

                  D. Severability - If any provision of this Agreement or any other agreement entered into pursuant thereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. Without limiting the generality of the foregoing, in the event the duration, scope or geographic area contemplated by this Agreement are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable.

                  E. Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                           Company:
                           -------

                           NORAM GAMING 7 ENTERTAINMENT, INC.
                           ATTN: Julius Csurgo, Chief Executive Officer
                           2315 NW 107th Avenue
                           Unit 1M22, Mail #83
                           Miami, FL 33172

                           Consultant:
                           ----------

                           William M. Parente, Esq.
                           800 Third Avenue, 30th Floor
                           New York, New York 10022

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  F. Waiver - The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance or observance of that provision or to exercise any right, power or remedy hereunder. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision by such party, a waiver of the provisions itself, or a waiver of any right, power or remedy under this

                           Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  G. Enforcement Costs - If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

                  H. Remedies Cumulative - Except as otherwise expressly provided herein, no remedy herein conferred on any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy herein shall preclude any other or further exercise thereof.

                  I. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                  J. Governing Law - This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                  K. No Construction Against Draftsmen - The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

                  L. Independence of Claims - The covenants and obligations of the Consultant set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Consultant, on the one hand, and the Company or any of its Affiliates, on the other.

                  M. Pronouns and Terms - In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the context. For all purposes of this Agreement, unless otherwise expressly stated to the contrary, the terms "hereby," "hereto," "hereof," "hereunder" and "herein" shall refer to this entire Agreement; the term "Person" shall include without limitation any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated groups, individual, government, institution, instrumentality and any other entity, enterprise, association or endeavor of every nature and kind; and reference to the "business" of any person shall also be deemed to include, without limitation, the operations, financial condition and properties of such person.

                  N. Third Parties - Unless expressly stated herein to the contrary, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies hereunder or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

                  O. Jurisdiction and Venue - Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Dade County or the United States District Court, Southern District of Florida, Dade County Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

                  P. Amendments - The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

                  Q. Further Assurances - The parties hereby agree from time to time to execute and deliver said further and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

                  R. Headings - The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

                  Nothing contained in this Agreement or in any agreement referred to herein shall be deemed or construed to be a payment in return for the referral of patients to the Company or its Affiliates or for the purchasing or leasing of goods or services from the Company or any of its Affiliates.

         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above.

                                     COMPANY

                                      NORAM GAMING & ENTERTAINMENT, INC

                                      By:
                                         ------------------------------

                                      Name:
                                           ----------------------------

                                      Title:
                                            ---------------------------

                                   CONSULTANT


                                                     William M. Parente, Esq.

                                    EXHIBIT A

                                    SERVICES

         Consultant shall provide legal advice and services to the Company in connection with the targeting and structuring of mergers and acquisitions, ongoing corporate operations, the drafting of legal documents, and advice and counsel regarding legal and administrative issues.

                                                                     Exhibit 9.2

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made this 1st day of March, 2001, by and between NORAM GAMING & ENTERTAINMENT, INC. ("Company"), a Florida corporation, and DAVID ZIRULNIKOFF ("Consultant").

         WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company and the Consultant desires to be retained by the Company; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions upon which the Consultant shall be retained by, and provide services to, the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the parties agree as follows:

         I. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  A. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  B.       "Person"  shall  mean  an  individual,   partnership,
                           corporation,   limited   liability   partnership   or
                           company, trust, joint venture or other entity.

         II.      Consulting Services.

                  A. During the term of this Agreement, the Consultant shall, from time to time, provide consulting services at the direction of the Company, including, but not limited to, those services set forth on Exhibit A.

                  B. Upon the Company's reasonable request, the Consultant shall provide the Company with a monthly general report of the Consultant's activities conducted on behalf of the Company.

                  C. The Consultant shall promote the Company's interests in accordance with the highest professional standards and perform services in compliance with all applicable federal, state and local laws.

                  D.       The   Consultant   may   enlist   the   services   of
                           subcontractors to assist the Consultant with various consulting services.

                  E. The Consultant is not, and shall not be deemed in any way, to be Company's agent, and Company shall not be bound by or liable for any representations made by the Consultant. The Consultant specifically acknowledges that he shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

                  F. The Consultant may engage in other outside business activities that do not prevent the Consultant from rendering the services required of him hereunder.

         III.     Fees.

                  A. Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Consultant, and the Consultant shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement, One Million Two Hundred Thousand (1,200,000) shares of the common stock of the Company which shall be registered under a Form S-8 Registration Statement under the Securities Act of 1933, which shall be payable in advance upon the execution of this Agreement.

                  B. The death, disability or termination of the Consultant by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of the Compensation paid to the Consultant under this Agreement.



         IV.      Term and Termination.

                  Term - The term of this Agreement shall commence as of March 1, 2001 and shall continue for twelve months thereafter.

         V.       Independent Contractor.

                  A. The Consultant is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and the Consultant further specifically disclaims any and all rights to any equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby.

                  B. The Consultant's Acknowledgments - The Consultant specifically acknowledges and agrees that he shall

                           (i) have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

                           (ii)     shall have no  authority to bind the Company
                                    or  its   Affiliates   to   any   obligation
                                    (contractual or otherwise);

                           (iii) shall have no authority to spend money on behalf of the Company without the Company's consent; and

                           (iv)     shall   have  no   right   to   adjust   the
                                    compensation or benefits of any employee of the Company.

         VI.      Indemnification.

         The Consultant shall indemnify, defend and hold harmless the Company from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Company resulting from or arising in connection with any intentional or willful misconduct by the Consultant arising out of or related to the Consultant's activities under this Agreement. This section shall survive termination of this Agreement regardless of the reason for such termination.

         The Company shall indemnify, defend and hold harmless the Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by Company to the Consultant for use in performing the Consultant's duties hereunder. This section shall survive termination of this Agreement regardless of the reason for such termination.

         VII.     Confidentiality.

         A. During the term of this Agreement, the Company may disclose or make known to the Consultant, and the Consultant may be given access to or may become acquainted with, certain information, trade secrets or both, all relating to or useful in the Company's business or the business of its Affiliates, and which the Company considers proprietary and desires to maintain confidential. The Consultant may be required to assemble certain data in various forms at the direction of the Company. All such information, trade secrets, data and the like, in any and all forms, whether previously existing or prepared by the Consultant, are hereinafter collectively referred to as "Information."

         B. As a material inducement to the Company entering this Agreement, the Consultant covenants and agrees that during the term of this Agreement and for a period of two years thereafter, the Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of his retention by the Company, the parties agreeing that such information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement; provided, however, that the foregoing shall not preclude the Consultant from (i) the disclosure of Information obtained from the Company to the Consultant's accountants, legal advisors or other similar representatives provided that any Information provided to such representatives shall be accorded confidential treatment, except as otherwise provided for herein, (ii) subject to the restrictions contained in the Asset Purchase Agreement and the Non-Compete Agreement, the use or disclosure of Information known to the Consultant prior to the date hereof, (iii) the use or disclosure of Information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (iv) the use or disclosure of Information that becomes available to the Consultant or his agents on a non-confidential basis provided that such source is not known by the Consultant to have a legal obligation prohibiting the disclosure of Information, (v) the disclosure of Information necessary for the Consultant to enforce the terms and provisions of this Agreement or (vi) the disclosure of Information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, the Consultant will give the Company prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith. All equipment, documents, memoranda, reports, records, files, material, samples, books, disks, correspondence, lists, other written and graphic records, and the like collectively, the "Materials"), affecting or relating to the business of the Company or of its Affiliates, which the Consultant shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any Person except as directed by the Board of the Company in writing or except as necessary or desirable for the Company's benefit as directed by the Company. Upon termination of this Agreement for any reason, the Materials, Information and all copies thereof in the custody or control of the Consultant shall be delivered promptly to the Company.

                  C. The Consultant acknowledges and agrees that the Consultant shall be prohibited from making any use of the Information, Materials or other information, documents or equipment relating to the business of the Company or its Affiliates for any reason other than to promote the economic interests of the Company and its Affiliates and that the Consultant may not use the same for its own or any other Person's pecuniary or economic benefit.

         D. The covenants of the Consultant set forth in this Section are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Consultant, and have also been made by the Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees and costs upon trial and appeal) suffered by the Company arising out of any breach of such covenants by the Consultant. The covenants of the Consultant set forth in the Section are cumulative to each other and to all other covenants of the Consultant in favor of the Company contained in this Agreement and shall survive the termination of this Agreement. Should any covenant, term or condition of this Section become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section so that it shall be enforceable as modified.

         VIII.    Miscellaneous

                  A. Entire Agreement - This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

                  B. Assignment - The Company shall have the right to assign all of its rights and obligations under this Agreement to any entity which is an Affiliate of the Company and, upon such assignment, this Agreement shall be binding upon and inure to the benefit of such assign. The Consultant shall have no right to assign or delegate any rights or obligations under this Agreement. Notwithstanding a valid assignment by the Company pursuant to this Section VIII.B., such assignment will not constitute a release of the Company.

                  C. Binding Effect - All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, personal
                           representatives,       estates,      other      legal
                           representatives, heirs and permitted assigns, whether so expressed or not.

         D. Severability - If any provision of this Agreement or any other agreement entered into pursuant thereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. Without limiting the generality of the foregoing, in the event the duration, scope or geographic area contemplated by this Agreement are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable.

         E. Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                           Company:
                           -------

                           NORAM GAMING & ENTERTAINMENT, INC.
                           ATTN: Julius Csurgo, Chief Executive Officer
                           2315 NW 107th Avenue
                           Unit 1M22, Mail #83
                           Miami, FL 33172

                           Consultant:
                           ----------

                           David Zirulnikoff
                           21300 San Simeon Way, #P4
                           Miami, FL 33179

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         F. Waiver - The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance or observance of that provision or to exercise any right, power or remedy hereunder. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision by such party, a waiver of the provisions itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         G. Enforcement Costs - If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

         H. Remedies Cumulative - Except as otherwise expressly provided herein, no remedy herein conferred on any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy herein shall preclude any other or further exercise thereof.

         I. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

         J. Governing Law - This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         K. No Construction Against Draftsmen - The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

         L. Independence of Claims - The covenants and obligations of the Consultant set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Consultant, on the one hand, and the Company or any of its Affiliates, on the other.

         M. Pronouns and Terms - In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the context. For all purposes of this Agreement, unless otherwise expressly stated to the contrary, the terms "hereby," "hereto," "hereof," "hereunder" and "herein" shall refer to this entire Agreement; the term
                  "Person" shall include without limitation any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated groups, individual, government, institution, instrumentality and any other entity, enterprise, association or endeavor of every nature and kind; and reference to the "business" of any person shall also be deemed to include, without limitation, the operations, financial condition and properties of such person.

         N. Third Parties - Unless expressly stated herein to the contrary, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies hereunder or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

         O. Jurisdiction and Venue - Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Dade County or the United States District Court, Southern District of Florida, Dade County Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

         P. Amendments - The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         Q. Further Assurances - The parties hereby agree from time to time to execute and deliver said further and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         R. Headings - The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

                  Nothing contained in this Agreement or in any agreement referred to herein shall be deemed or construed to be a payment in return for the referral of patients to the Company or its Affiliates or for the purchasing or leasing of goods or services from the Company or any of its Affiliates.

         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above.

                                     COMPANY

                                      NORAM GAMING & ENTERTAINMENT, INC

                                      By:
                                         ------------------------------

                                      Name:
                                           ----------------------------

                                      Title:
                                            ---------------------------

                                   CONSULTANT


                                                     David Zirulnikoff

                                                                       EXHIBIT A



Providing   consultation  regarding  potential  new  site  locations  and  media marketing of existing locations to increase end customer usage of existing and future facilites operated by the Company.

                                                                     Exhibit 9.3

         THIS CONSULTING AGREEMENT (the "Agreement") is made this 1st day of March, 2001, by and between NORAM GAMING & ENTERTAINMENT, INC. ("Company"), a Florida corporation, and PAUL ZUROMSKI. ("Consultant").

         WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company and the Consultant desires to be retained by the Company; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions upon which the Consultant shall be retained by, and provide services to, the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the parties agree as follows:

         I. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  A. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  B.       "Person"  shall  mean  an  individual,   partnership,
                           corporation,   limited   liability   partnership   or
                           company, trust, joint venture or other entity.

         II.      Consulting Services.

                  A. During the term of this Agreement, the Consultant shall, from time to time, provide consulting services at the direction of the Company, including, but not limited to, those services set forth on Exhibit A.

                  B. Upon the Company's reasonable request, the Consultant shall provide the Company with a monthly general report of the Consultant's activities conducted on behalf of the Company.

                  C. The Consultant shall promote the Company's interests in accordance with the highest professional standards and perform services in compliance with all applicable federal, state and local laws.

                  D.       The   Consultant   may   enlist   the   services   of
                           subcontractors to assist the Consultant with various consulting services.

                  E. The Consultant is not, and shall not be deemed in any way, to be Company's agent, and Company shall not be bound by or liable for any representations made by the Consultant. The Consultant specifically acknowledges that he shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

                  F. The Consultant may engage in other outside business activities that do not prevent the Consultant from rendering the services required of him hereunder.

         III.     Fees.

                  A. Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Consultant, and the Consultant shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement, One Million Two Hundred Thousand (1,200,000) shares of the common stock of the Company which shall be registered under a Form S-8 Registration Statement under the Securities Act of 1933, which shall be payable in advance upon the execution of this Agreement.

                  B. The death, disability or termination of the Consultant by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of the Compensation paid to the Consultant under this Agreement.



         IV.      Term and Termination.

                  Term - The term of this Agreement shall commence as of March 1, 2001 and shall continue for twelve months thereafter.

         V.       Independent Contractor.

                  A. The Consultant is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and the Consultant further specifically disclaims any and all rights to any equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby.

                  B. The Consultant's Acknowledgments - The Consultant specifically acknowledges and agrees that he shall

                           (i) have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

                           (ii)     shall have no  authority to bind the Company
                                    or  its   Affiliates   to   any   obligation
                                    (contractual or otherwise);

                           (iii) shall have no authority to spend money on behalf of the Company without the Company's consent; and

                           (iv)     shall   have  no   right   to   adjust   the
                                    compensation or benefits of any employee of the Company.

         VI.      Indemnification.

         The Consultant shall indemnify, defend and hold harmless the Company from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Company resulting from or arising in connection with any intentional or willful misconduct by the Consultant arising out of or related to the Consultant's activities under this Agreement. This section shall survive termination of this Agreement regardless of the reason for such termination.

         The Company shall indemnify, defend and hold harmless the Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by Company to the Consultant for use in performing the Consultant's duties hereunder. This section shall survive termination of this Agreement regardless of the reason for such termination.

         VII.     Confidentiality.

                  A. During the term of this Agreement, the Company may disclose or make known to the Consultant, and the Consultant may be given access to or may become acquainted with, certain information, trade secrets or both, all relating to or useful in the Company's business or the business of its Affiliates, and which the Company considers proprietary and desires to maintain confidential. The Consultant may be required to assemble certain data in various forms at the direction of the Company. All such information, trade secrets, data and the like, in any and all forms, whether previously existing or prepared by the Consultant, are hereinafter collectively referred to as "Information."

                  B. As a material inducement to the Company entering this Agreement, the Consultant covenants and agrees that during the term of this Agreement and for a period of two years thereafter, the Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of his retention by the Company, the parties agreeing that such information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement; provided, however, that the foregoing shall not preclude the Consultant from (i) the disclosure of Information obtained from the Company to the Consultant's accountants, legal advisors or other similar representatives provided that any Information provided to such representatives shall be accorded confidential treatment, except as otherwise provided for herein, (ii) subject to the restrictions contained in the Asset Purchase Agreement and the
                           Non-Compete Agreement, the use or disclosure of Information known to the Consultant prior to the date hereof, (iii) the use or disclosure of Information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (iv) the use or disclosure of Information that becomes available to the Consultant or his agents on a non-confidential basis provided that such source is not known by the Consultant to have a legal obligation prohibiting the disclosure of Information,
                           (v) the disclosure of Information necessary for the Consultant to enforce the terms and provisions of this Agreement or (vi) the disclosure of Information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, the Consultant will give the Company prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith. All equipment, documents, memoranda, reports, records, files, material, samples, books, disks, correspondence, lists, other written and graphic records, and the like collectively, the "Materials"), affecting or relating to the business of the Company or of its Affiliates, which the Consultant shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any Person except as directed by the Board of the Company in writing or except as necessary or desirable for the Company's benefit as directed by the Company. Upon termination of this Agreement for any reason, the Materials, Information and all copies thereof in the custody or control of the Consultant shall be delivered promptly to the Company.

                  C. The Consultant acknowledges and agrees that the Consultant shall be prohibited from making any use of the Information, Materials or other information, documents or equipment relating to the business of the Company or its Affiliates for any reason other than to promote the economic interests of the Company and its Affiliates and that the Consultant may not use the same for its own or any other Person's pecuniary or economic benefit.

                  D. The covenants of the Consultant set forth in this Section are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Consultant, and have also been made by the Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees and costs upon trial and appeal) suffered by the Company arising out of any breach of such covenants by the Consultant. The covenants of the Consultant set forth in the Section are cumulative to each other and to all other covenants of the Consultant in favor of the Company contained in this Agreement and shall survive the termination of this Agreement. Should any covenant, term or condition of this Section become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section so that it shall be enforceable as modified.

         VIII.    Miscellaneous

                  A. Entire Agreement - This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

                  B. Assignment - The Company shall have the right to assign all of its rights and obligations under this Agreement to any entity which is an Affiliate of the Company and, upon such assignment, this Agreement shall be binding upon and inure to the benefit of such assign. The Consultant shall have no right to assign or delegate any rights or obligations under this Agreement. Notwithstanding a valid assignment by the Company pursuant to this Section VIII.B., such assignment will not constitute a release of the Company.

                  C. Binding Effect - All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, personal
                           representatives,       estates,      other      legal
                           representatives, heirs and permitted assigns, whether so expressed or not.

                  D. Severability - If any provision of this Agreement or any other agreement entered into pursuant thereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. Without limiting the generality of the foregoing, in the event the duration, scope or geographic area contemplated by this Agreement are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable.


                  E. Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                           Company:
                           -------

                           NORAM GAMING & ENTERTAINMENT, INC.
                           ATTN: Julius Csurgo, Chief Executive Officer
                           2315 NW 107th Avenue
                           Unit 1M22, Mail #83
                           Miami, FL 33172

                           Consultant:
                           ----------

                           Paul Zuromski
                           P.O. Box 620703
                           Oviedo, FL 32762

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  F. Waiver - The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance or observance of that provision or to exercise any right, power or remedy hereunder. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision by such party, a waiver of the provisions itself, or a waiver of any right, power or remedy under this

                           Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  G. Enforcement Costs - If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

                  H. Remedies Cumulative - Except as otherwise expressly provided herein, no remedy herein conferred on any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy herein shall preclude any other or further exercise thereof.

                  I. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                  J. Governing Law - This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                  K. No Construction Against Draftsmen - The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

                  L. Independence of Claims - The covenants and obligations of the Consultant set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Consultant, on the one hand, and the Company or any of its Affiliates, on the other.

                  M. Pronouns and Terms - In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the context. For all purposes of this Agreement, unless otherwise expressly stated to the contrary, the terms "hereby," "hereto," "hereof," "hereunder" and "herein" shall refer to this entire Agreement; the term "Person" shall include without limitation any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated groups, individual, government, institution, instrumentality and any other entity, enterprise, association or endeavor of every nature and kind; and reference to the "business" of any person shall also be deemed to include, without limitation, the operations, financial condition and properties of such person.

                  N. Third Parties - Unless expressly stated herein to the contrary, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies hereunder or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

                  O. Jurisdiction and Venue - Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Dade County or the United States District Court, Southern District of Florida, Dade County Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

                  P. Amendments - The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

                  Q. Further Assurances - The parties hereby agree from time to time to execute and deliver said further and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

                  R. Headings - The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

                  Nothing contained in this Agreement or in any agreement referred to herein shall be deemed or construed to be a payment in return for the referral of patients to the Company or its Affiliates or for the purchasing or leasing of goods or services from the Company or any of its Affiliates.

         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above.

                                     COMPANY

                                     NORAM GAMING & ENTERTAINMENT, INC

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------

                                     Title:
                                           ---------------------------

                                   CONSULTANT


                                  Paul Zuromski

                                                                       EXHIBIT A



Providing consultation regarding the creation of written marketing materials and overall marketing campaigns to increase customer attendance at existing and future facilities operated by the Company.

                                                                     Exhibit 9.4

                              CONSULTING AGREEMENT

         THIS CONSULTING  AGREEMENT (the  "Agreement") is made this 1st   day of
March, 2001, by and between NORAM GAMING & ENTERTAINMENT, INC. ("Company"), a Florida corporation, and DAVID S. OLIVER, ESQ.("Consultant").

         WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company and the Consultant desires to be retained by the Company; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions upon which the Consultant shall be retained by, and provide services to, the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the parties agree as follows:

         I. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  A. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  B.       "Person"  shall  mean  an  individual,   partnership,
                           corporation,   limited   liability   partnership   or
                           company, trust, joint venture or other entity.

         II.      Consulting Services.

                  A. During the term of this Agreement, the Consultant shall, from time to time, provide consulting services at the direction of the Company, including, but not limited to, those services set forth on Exhibit A.

                  B. Upon the Company's reasonable request, the Consultant shall provide the Company with a monthly general report of the Consultant's activities conducted on behalf of the Company.

                  C. The Consultant shall promote the Company's interests in accordance with the highest professional standards and perform services in compliance with all applicable federal, state and local laws.

                  D.       The   Consultant   may   enlist   the   services   of
                           subcontractors to assist the Consultant with various consulting services.

                  E. The Consultant is not, and shall not be deemed in any way, to be Company's agent, and Company shall not be bound by or liable for any representations made by the Consultant. The Consultant specifically acknowledges that he shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

                  F. The Consultant may engage in other outside business activities that do not prevent the Consultant from rendering the services required of him hereunder.

         III.     Fees.

                  A. Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Consultant, and the Consultant shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement, One Million Two Hundred Thousand (1,200,000) shares of the common stock of the Company which shall be registered under a Form S-8 Registration Statement under the Securities Act of 1933, which shall be payable in advance upon the execution of this Agreement.

                  B. The death, disability or termination of the Consultant by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of the Compensation paid to the Consultant under this Agreement.



         IV.      Term and Termination.

                  Term - The term of this Agreement shall commence as of March 1, 2001 and shall continue for twelve months thereafter.

         V.       Independent Contractor.

                  A. The Consultant is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and the Consultant further specifically disclaims any and all rights to any equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby.

                  B. The Consultant's Acknowledgments - The Consultant specifically acknowledges and agrees that he shall

                           (i) have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

                           (ii)     shall have no  authority to bind the Company
                                    or  its   Affiliates   to   any   obligation
                                    (contractual or otherwise);

                           (iii) shall have no authority to spend money on behalf of the Company without the Company's consent; and

                           (iv)     shall   have  no   right   to   adjust   the
                                    compensation or benefits of any employee of the Company.

         VI.      Indemnification.

         The Consultant shall indemnify, defend and hold harmless the Company from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Company resulting from or arising in connection with any intentional or willful misconduct by the Consultant arising out of or related to the Consultant's activities under this Agreement. This section shall survive termination of this Agreement regardless of the reason for such termination.

         The Company shall indemnify, defend and hold harmless the Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by Company to the Consultant for use in performing the Consultant's duties hereunder. This section shall survive termination of this Agreement regardless of the reason for such termination.

         VII.     Confidentiality.

                  A. During the term of this Agreement, the Company may disclose or make known to the Consultant, and the Consultant may be given access to or may become acquainted with, certain information, trade secrets or both, all relating to or useful in the Company's business or the business of its Affiliates, and which the Company considers proprietary and desires to maintain confidential. The Consultant may be required to assemble certain data in various forms at the direction of the Company. All such information, trade secrets, data and the like, in any and all forms, whether previously existing or prepared by the Consultant, are hereinafter collectively referred to as "Information."

                  B. As a material inducement to the Company entering this Agreement, the Consultant covenants and agrees that during the term of this Agreement and for a period of two years thereafter, the Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of his retention by the Company, the parties agreeing that such information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement; provided, however, that the foregoing shall not preclude the Consultant from (i) the disclosure of Information obtained from the Company to the Consultant's accountants, legal advisors or other similar representatives provided that any Information provided to such representatives shall be accorded confidential treatment, except as otherwise provided for herein, (ii) subject to the restrictions contained in the Asset Purchase Agreement and the
                           Non-Compete Agreement, the use or disclosure of Information known to the Consultant prior to the date hereof, (iii) the use or disclosure of Information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (iv) the use or disclosure of Information that becomes available to the Consultant or his agents on a non-confidential basis provided that such source is not known by the Consultant to have a legal obligation prohibiting the disclosure of Information,
                           (v) the disclosure of Information necessary for the Consultant to enforce the terms and provisions of this Agreement or (vi) the disclosure of Information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, the Consultant will give the Company prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith. All equipment, documents, memoranda, reports, records, files, material, samples, books, disks, correspondence, lists, other written and graphic records, and the like collectively, the "Materials"), affecting or relating to the business of the Company or of its Affiliates, which the Consultant shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any Person except as directed by the Board of the Company in writing or except as necessary or desirable for the Company's benefit as directed by the Company. Upon termination of this Agreement for any reason, the Materials, Information and all copies thereof in the custody or control of the Consultant shall be delivered promptly to the Company.

                  C. The Consultant acknowledges and agrees that the Consultant shall be prohibited from making any use of the Information, Materials or other information, documents or equipment relating to the business of the Company or its Affiliates for any reason other than to promote the economic interests of the Company and its Affiliates and that the Consultant may not use the same for its own or any other Person's pecuniary or economic benefit.

                  D. The covenants of the Consultant set forth in this Section are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Consultant, and have also been made by the Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees and costs upon trial and appeal) suffered by the Company arising out of any breach of such covenants by the Consultant. The covenants of the Consultant set forth in the Section are cumulative to each other and to all other covenants of the Consultant in favor of the Company contained in this Agreement and shall survive the termination of this Agreement. Should any covenant, term or condition of this Section become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section so that it shall be enforceable as modified.

         VIII.    Miscellaneous

                  A. Entire Agreement - This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

                  B. Assignment - The Company shall have the right to assign all of its rights and obligations under this Agreement to any entity which is an Affiliate of the Company and, upon such assignment, this Agreement shall be binding upon and inure to the benefit of such assign. The Consultant shall have no right to assign or delegate any rights or obligations under this Agreement. Notwithstanding a valid assignment by the Company pursuant to this Section VIII.B., such assignment will not constitute a release of the Company.

                  C. Binding Effect - All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, personal
                           representatives,       estates,      other      legal
                           representatives, heirs and permitted assigns, whether so expressed or not.

                  D. Severability - If any provision of this Agreement or any other agreement entered into pursuant thereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. Without limiting the generality of the foregoing, in the event the duration, scope or geographic area contemplated by this Agreement are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable.

                  E. Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                           Company:
                           -------

                           NORAM GAMING 7 ENTERTAINMENT, INC.
                           ATTN: Julius Csurgo, Chief Executive Officer
                           2315 NW 107th Avenue
                           Unit 1M22, Mail #83
                           Miami, FL 33172

                           Consultant:
                           ----------

                           David S. Oliver, Esq.
                           437 Silver Dew Street
                           Lake Mary, FL  32746

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  F. Waiver - The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance or observance of that provision or to exercise any right, power or remedy hereunder. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision by such party, a waiver of the provisions itself, or a waiver of any right, power or remedy under this

                           Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  G. Enforcement Costs - If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

                  H. Remedies Cumulative - Except as otherwise expressly provided herein, no remedy herein conferred on any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy herein shall preclude any other or further exercise thereof.

                  I. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                  J. Governing Law - This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                  K. No Construction Against Draftsmen - The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

                  L. Independence of Claims - The covenants and obligations of the Consultant set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Consultant, on the one hand, and the Company or any of its Affiliates, on the other.

                  M. Pronouns and Terms - In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the context. For all purposes of this Agreement, unless otherwise expressly stated to the contrary, the terms "hereby," "hereto," "hereof," "hereunder" and "herein" shall refer to this entire Agreement; the term "Person" shall include without limitation any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated groups, individual, government, institution, instrumentality and any other entity, enterprise, association or endeavor of every nature and kind; and reference to the "business" of any person shall also be deemed to include, without limitation, the operations, financial condition and properties of such person.

                  N. Third Parties - Unless expressly stated herein to the contrary, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies hereunder or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

                  O. Jurisdiction and Venue - Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Dade County or the United States District Court, Southern District of Florida, Dade County Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

                  P. Amendments - The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

                  Q. Further Assurances - The parties hereby agree from time to time to execute and deliver said further and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

                  R. Headings - The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

                  Nothing contained in this Agreement or in any agreement referred to herein shall be deemed or construed to be a payment in return for the referral of patients to the Company or its Affiliates or for the purchasing or leasing of goods or services from the Company or any of its Affiliates.

         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above.

                                     COMPANY

                                     NORAM GAMING & ENTERTAINMENT, INC

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------

                                     Title:
                                           ---------------------------

                                   CONSULTANT


                                                     David S. Oliver, Esq.

                                    EXHIBIT A

                                    SERVICES

         Consultant shall provide legal advice and services to the Company in connection with the targeting and structuring of mergers and acquisitions, ongoing corporate operations, the drafting of legal documents, and advice and counsel regarding legal and administrative issues.

                                                                     Exhibit 9.5

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made this 1st day of March, 2001, by and between NORAM GAMING & ENTERTAINMENT, INC. ("Company"), a Florida corporation, and Julios Kosta ("Consultant").

         WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company and the Consultant desires to be retained by the Company; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions upon which the Consultant shall be retained by, and provide services to, the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the parties agree as follows:

         I. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  A. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  B.       "Person"  shall  mean  an  individual,   partnership,
                           corporation,   limited   liability   partnership   or
                           company, trust, joint venture or other entity.

         II.      Consulting Services.

                  A. During the term of this Agreement, the Consultant shall, from time to time, provide consulting services at the direction of the Company, including, but not limited to, those services set forth on Exhibit A.

                  B. Upon the Company's reasonable request, the Consultant shall provide the Company with a monthly general report of the Consultant's activities conducted on behalf of the Company.

                  C. The Consultant shall promote the Company's interests in accordance with the highest professional standards and perform services in compliance with all applicable federal, state and local laws.

                  D.       The   Consultant   may   enlist   the   services   of
                           subcontractors to assist the Consultant with various consulting services.

                  E. The Consultant is not, and shall not be deemed in any way, to be Company's agent, and Company shall not be bound by or liable for any representations made by the Consultant. The Consultant specifically acknowledges that he shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

                  F. The Consultant may engage in other outside business activities that do not prevent the Consultant from rendering the services required of him hereunder.

         III.     Fees.

                  A. Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Consultant, and the Consultant shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement, One Million Two Hundred Thousand (1,200,000) shares of the common stock of the Company which shall be registered under a Form S-8 Registration Statement under the Securities Act of 1933, which shall be payable in advance upon the execution of this Agreement.

                  B. The death, disability or termination of the Consultant by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of the Compensation paid to the Consultant under this Agreement.



         IV.      Term and Termination.

                  Term - The term of this Agreement shall commence as of March 1, 2001 and shall continue for twelve months thereafter.

         V.       Independent Contractor.

                  A. The Consultant is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and the Consultant further specifically disclaims any and all rights to any equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby.

                  B. The Consultant's Acknowledgments - The Consultant specifically acknowledges and agrees that he shall

                           (i) have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

                           (ii)     shall have no  authority to bind the Company
                                    or  its   Affiliates   to   any   obligation
                                    (contractual or otherwise);

                           (iii) shall have no authority to spend money on behalf of the Company without the Company's consent; and

                           (iv)     shall   have  no   right   to   adjust   the
                                    compensation or benefits of any employee of the Company.

         VI.      Indemnification.

         The Consultant shall indemnify, defend and hold harmless the Company from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Company resulting from or arising in connection with any intentional or willful misconduct by the Consultant arising out of or related to the Consultant's activities under this Agreement. This section shall survive termination of this Agreement regardless of the reason for such termination.

         The Company shall indemnify, defend and hold harmless the Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by Company to the Consultant for use in performing the Consultant's duties hereunder. This section shall survive termination of this Agreement regardless of the reason for such termination.

         VII.     Confidentiality.

                  A. During the term of this Agreement, the Company may disclose or make known to the Consultant, and the Consultant may be given access to or may become acquainted with, certain information, trade secrets or both, all relating to or useful in the Company's business or the business of its Affiliates, and which the Company considers proprietary and desires to maintain confidential. The Consultant may be required to assemble certain data in various forms at the direction of the Company. All such information, trade secrets, data and the like, in any and all forms, whether previously existing or prepared by the Consultant, are hereinafter collectively referred to as "Information."

                  B. As a material inducement to the Company entering this Agreement, the Consultant covenants and agrees that during the term of this Agreement and for a period of two years thereafter, the Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of his retention by the Company, the parties agreeing that such information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement; provided, however, that the foregoing shall not preclude the Consultant from (i) the disclosure of Information obtained from the Company to the Consultant's accountants, legal advisors or other similar representatives provided that any Information provided to such representatives shall be accorded confidential treatment, except as otherwise provided for herein, (ii) subject to the restrictions contained in the Asset Purchase Agreement and the
                           Non-Compete Agreement, the use or disclosure of Information known to the Consultant prior to the date hereof, (iii) the use or disclosure of Information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (iv) the use or disclosure of Information that becomes available to the Consultant or his agents on a non-confidential basis provided that such source is not known by the Consultant to have a legal obligation prohibiting the disclosure of Information,
                           (v) the disclosure of Information necessary for the Consultant to enforce the terms and provisions of this Agreement or (vi) the disclosure of Information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, the Consultant will give the Company prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith. All equipment, documents, memoranda, reports, records, files, material, samples, books, disks, correspondence, lists, other written and graphic records, and the like collectively, the "Materials"), affecting or relating to the business of the Company or of its Affiliates, which the Consultant shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any Person except as directed by the Board of the Company in writing or except as necessary or desirable for the Company's benefit as directed by the Company. Upon termination of this Agreement for any reason, the Materials, Information and all copies thereof in the custody or control of the Consultant shall be delivered promptly to the Company.

                  C. The Consultant acknowledges and agrees that the Consultant shall be prohibited from making any use of the Information, Materials or other information, documents or equipment relating to the business of the Company or its Affiliates for any reason other than to promote the economic interests of the Company and its Affiliates and that the Consultant may not use the same for its own or any other Person's pecuniary or economic benefit.

                  D. The covenants of the Consultant set forth in this Section are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Consultant, and have also been made by the Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees and costs upon trial and appeal) suffered by the Company arising out of any breach of such covenants by the Consultant. The covenants of the Consultant set forth in the Section are cumulative to each other and to all other covenants of the Consultant in favor of the Company contained in this Agreement and shall survive the termination of this Agreement. Should any covenant, term or condition of this Section become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section so that it shall be enforceable as modified.

         VIII.    Miscellaneous

                  A. Entire Agreement - This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

                  B. Assignment - The Company shall have the right to assign all of its rights and obligations under this Agreement to any entity which is an Affiliate of the Company and, upon such assignment, this Agreement shall be binding upon and inure to the benefit of such assign. The Consultant shall have no right to assign or delegate any rights or obligations under this Agreement. Notwithstanding a valid assignment by the Company pursuant to this Section VIII.B., such assignment will not constitute a release of the Company.

                  C. Binding Effect - All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, personal
                           representatives,       estates,      other      legal
                           representatives, heirs and permitted assigns, whether so expressed or not.

                  D. Severability - If any provision of this Agreement or any other agreement entered into pursuant thereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. Without limiting the generality of the foregoing, in the event the duration, scope or geographic area contemplated by this Agreement are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable.

                  E. Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                           Company:
                           -------

                           NORAM GAMING & ENTERTAINMENT, INC.
                           ATTN: Julius Csurgo, Chief Executive Officer
                           2315 NW 107th Avenue
                           Unit 1M22, Mail #83
                           Miami, FL 33172

                           Consultant:
                           ----------

                           Julios Kosta
                           21300 San Simeon Way, #P4
                           Miami, FL 33179

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  F. Waiver - The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance or observance of that provision or to exercise any right, power or remedy hereunder. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision by such party, a waiver of the provisions itself, or a waiver of any right, power or remedy under this

                           Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  G. Enforcement Costs - If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

                  H. Remedies Cumulative - Except as otherwise expressly provided herein, no remedy herein conferred on any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy herein shall preclude any other or further exercise thereof.

                  I. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                  J. Governing Law - This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                  K. No Construction Against Draftsmen - The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

                  L. Independence of Claims - The covenants and obligations of the Consultant set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Consultant, on the one hand, and the Company or any of its Affiliates, on the other.

                  M. Pronouns and Terms - In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the context. For all purposes of this Agreement, unless otherwise expressly stated to the contrary, the terms "hereby," "hereto," "hereof," "hereunder" and "herein" shall refer to this entire Agreement; the term "Person" shall include without limitation any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated groups, individual, government, institution, instrumentality and any other entity, enterprise, association or endeavor of every nature and kind; and reference to the "business" of any person shall also be deemed to include, without limitation, the operations, financial condition and properties of such person.

                  N. Third Parties - Unless expressly stated herein to the contrary, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies hereunder or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

                  O. Jurisdiction and Venue - Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Dade County or the United States District Court, Southern District of Florida, Dade County Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

                  P. Amendments - The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

                  Q. Further Assurances - The parties hereby agree from time to time to execute and deliver said further and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

                  R. Headings - The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

                  Nothing contained in this Agreement or in any agreement referred to herein shall be deemed or construed to be a payment in return for the referral of patients to the Company or its Affiliates or for the purchasing or leasing of goods or services from the Company or any of its Affiliates.

         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above.

                                     COMPANY

                                     NORAM GAMING & ENTERTAINMENT, INC

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------

                                     Title:
                                           ---------------------------

                                   CONSULTANT


                                  Julios Kosta

                                                                       EXHIBIT A

                                    SERVICES

Providing Consultation to the Company regarding regulation of gaming interprises in Mexico, Central America and South America.